EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to this Registration Statement on Form S-4 of our report dated March 2, 2009 (May 15, 2009 as to the effects of retrospective adoption of Financial Accounting Standards Board Staff Position No. APB 14-1 Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Settlement) (“FSP APB 14-1”)) relating to the financial statements and financial statement schedule of Scientific Games Corporation (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the retrospective adoption of FSP APB 14-1 on January 1, 2009, and adoption of Financial Accounting Standards Board Interpretation No. 48,  “Accounting for Uncertainty in Income Taxes”  on January 1, 2007) appearing in the current report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2009 and our report dated March 2, 2009 on the effectiveness of Scientific Games Corporation’s  internal controls over financial reporting appearing in the current report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2009, and to the reference to us under the heading “Experts” which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia

September 15, 2009